July 11, 2001                               FOR IMMEDIATE RELEASE

Contact:

Richard F. Bonini                           Mario S. Levis
Senior Executive Vice President & CFO       Executive Vice President & Treasurer
Tel: (212) 329-3728                         Tel: (787) 749-7108


                       DORAL FINANCIAL CORPORATION REPORTS
                                 RECORD EARNINGS
                   FOR THE SECOND QUARTER ENDED JUNE 30, 2001

San Juan, Puerto Rico, July 11, 2001 - Doral Financial Corporation (NASDAQ:
DORL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the second quarter and first half of 2001.

         Net income for the second quarter of 2001 amounted to a record $30.6 million, compared to $20.6 million for the second quarter of 2000, an increase of 49%. For the first six months of 2001, Doral Financial's income before the cumulative gain-effect of a change in accounting principle was a record $58.7 million, compared to $40.9 million for the same period a year ago, an increase of 44%. For the second quarter of 2001, consolidated earnings per diluted share was $0.65, compared to $0.46 per diluted share a year ago, which represents an increase of 41%. For the first half of 2001, consolidated earnings per diluted share before the cumulative gain-effect of a change in accounting principle was $1.25, compared to $0.92 per diluted share a year ago, an increase of 36%.

         Net interest income for the second quarter and first half of 2001 was $16.6 million and $30.3 million, respectively, compared to $10.6 million and $21.6 million for the same periods a year ago. The increase in net interest income reflects the positive effects of recent reductions in short term interest rates on the Company's borrowing costs.
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         For the second quarter of 2001, Doral Financial's total non-interest income increased by 35% compared to the second quarter of 2000. Net gain on mortgage loan sales and fees increased to $45.5 million for the second quarter of 2001 from $31.6 million for the comparable 2000 period, an increase of 44%. For the first half of 2001, Doral Financial's total non-interest income increased by 33% compared to the first half of 2000. Net gain on mortgage loan sales and fees was $91.4 million for the first half of 2000 compared to $55.8 million for the corresponding period a year ago, an increase of 64%. The increase in net gain on mortgage loan sales and fees for both the quarter and the first half of 2001 was due to increased volume of mortgage loan originations and sales of mortgages, together with better pricing.

         The volume of mortgage loan production for the second quarter of 2001 was $1.051 billion, compared to $820 million for the comparable 2000 period, an increase of 28%. This is the highest mortgage production for any given three-month period in the history of the Company. The volume of mortgage loan production for the first half of 2001 was $1.97 billion, compared to $1.60 billion for the respective 2000 period, an increase of 23%.

         Doral Bank, Puerto Rico (PR), which is Puerto Rico's fastest growing commercial bank, finished the first half of 2001 with $2.9 billion in assets and deposits of $1.4 billion. The Bank, which closed the second quarter of 2001 with 26 branches, expects to open 6 additional branches throughout Puerto Rico in the remaining six months of 2001.

         Doral Bank, New York (NY) continued its steady growth. As of June 30, 2001, Doral Bank NY had assets of $192 million and deposits of $135 million. On April 9, 2001, Doral Bank (NY) opened its second branch in New York City in Washington Heights. In addition, there are three more branches in the pre-opening stage. Mr. Salomon Levis, the Company's Chairman of the Board and Chief Executive Officer, stated that he is optimistic about the Company's potential for future expansion in the New York metropolitan area.

         Mr. Levis commented on the Company's financial results for the second quarter and first half of the year by stating: "I am delighted to report these excellent results for the second quarter which exceeded our second quarter 2000 record results, which in turn were quite impressive". Mr. Levis noted that the Company achieved important milestones during the second quarter of 2001 surpassing quarterly earnings of $30 million and quarterly mortgage production of $1 billion. Mr. Levis felt that these achievements demonstrated Doral Financial's proven ability to operate with great success under diverse interest rate environments. Mr. Levis also noted that the Company is taking advantage of the


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drop in short-term interest rates and has been locking in the interest cost of its borrowings, which should positively affect net interest income in the future. He also added that the demand for new housing and mortgage credit in Puerto Rico, the Company's principal market remains strong.

         Doral Financial's Chief Executive Officer, its Chief Financial Officer and the Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.

FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect", "anticipate", "look forward" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, include regional and national economic conditions, changes in the interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.


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

                          DORAL FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                 (NASDAQ:DORL)
                                  (UNAUDITED)

STATEMENT OF INCOME

                                                                          QUARTER ENDED                      SIX MONTHS ENDED
                                                            ------------------------------------------  ---------------------------
                                                                     JUNE 30,               MARCH 31,            JUNE 30,
                                                            ---------------------------   ------------  ---------------------------
                                                                2001           2000           2001          2001           2000
                                                            ------------   ------------   ------------  ------------   ------------
Interest income                                             $     85,751   $     80,195   $     86,143  $    171,894   $    151,699
Interest expense                                                  69,125         69,557         72,425       141,549        130,103
                                                            ------------   ------------   ------------  ------------   ------------
Net interest income                                               16,626         10,638         13,718        30,345         21,596
Provision for loan losses                                            981            807          1,085         2,067          1,655
                                                            ------------   ------------   ------------  ------------   ------------
Net interest income after provision for loan losses               15,645          9,831         12,633        28,278         19,941
                                                            ------------   ------------   ------------  ------------   ------------
Non-interest income:
  Net gain on mortgage loan sales and fees                        45,462         31,618         45,895        91,357         55,754
  Trading account                                                 (4,048)        (1,339)       (10,822)      (14,870)          (412)
  Gain on sale of investment securities                             (628)           135          2,843         2,215          3,434
  Servicing income                                                 7,509          6,542          6,996        14,504         13,003
  Commissions, fees and other income                               4,391          2,195          3,496         7,887          4,293
                                                            ------------   ------------   ------------  ------------   ------------
Total non-interest income                                         52,686         39,151         48,408       101,093         76,072
                                                            ------------   ------------   ------------  ------------   ------------
Non-interest expense:
  Compensation and benefits, net                                  12,506          9,917         11,102        23,608         19,450
  Taxes, other than payroll and income taxes                       1,121            739          1,095         2,217          1,783
  Professional services                                            1,457          1,261          1,373         2,830          2,269
  Telephone                                                        1,292            940            949         2,241          1,925
  Rent                                                             1,810          1,793          1,446         3,256          3,173
  Amortization of servicing assets                                 5,258          3,487          4,752        10,010          6,408
  Depreciation and amortization                                    2,552          1,699          2,192         4,744          3,227
  Maintenance                                                        595            403            423         1,018            706
  Advertising                                                      2,653          1,777          1,805         4,458          3,880
  Other, net                                                       4,268          3,287          4,010         8,278          6,920
                                                            ------------   ------------   ------------  ------------   ------------
Total non-interest expense                                        33,512         25,303         29,147        62,660         49,741
                                                            ------------   ------------   ------------  ------------   ------------
Income before income taxes                                        34,819         23,679         31,894        66,711         46,272
Income taxes                                                       4,224          3,080          3,828         8,053          5,397
                                                            ------------   ------------   ------------  ------------   ------------
Income before cumulative gain-effect
  of change in accounting principle                               30,595         20,599         28,066        58,658         40,875
Cumulative gain-effect of change in accounting principle              --             --          5,929         5,929             --
                                                            ------------   ------------   ------------  ------------   ------------

NET INCOME                                                  $     30,595   $     20,599   $     33,995  $     64,587   $     40,875
                                                            ============   ============   ============  ============   ============
EARNINGS PER SHARE:
  Basic:
    Income before cumulative gain-effect                    $       0.66   $       0.46   $       0.60  $       1.27   $       0.92
    Cumulative gain-effect of change in accounting
      principle                                                       --             --           0.14          0.14             --
                                                            ------------   ------------   ------------  ------------   ------------
NET INCOME                                                  $       0.66   $       0.46   $       0.74  $       1.41   $       0.92
                                                            ============   ============   ============  ============   ============
  Diluted:
    Income before cumulative gain-effect                    $       0.65   $       0.46   $       0.60  $       1.25   $       0.92
    Cumulative gain-effect of change in accounting
      principle                                                       --             --           0.13          0.13             --
                                                            ------------   ------------   ------------  ------------   ------------
NET INCOME                                                  $       0.65   $       0.46   $       0.73  $       1.38   $       0.92
                                                            ============   ============   ============  ============   ============
WEIGHTED COMMON SHARES OUTSTANDING:
  Basic                                                       42,682,892     42,362,634     42,524,475    42,604,121     41,395,777
                                                            ============   ============   ============  ============   ============
  Diluted                                                     43,384,166     42,390,769     43,213,663    43,276,029     41,395,777
                                                            ============   ============   ============  ============   ============


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                           DORAL FINANCIAL CORPORATION
                    SELECTED BALANCE SHEET AND OPERATING DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (NASDAQ:DORL)

                                                                                AS OF
                                                     ------------------------------------------------------------
                                                     JUNE 30, 2001          MARCH 31, 2001      DECEMBER 31, 2000
                                                     -------------          --------------      -----------------
                                                      (UNAUDITED)             (UNAUDITED)           (AUDITED)
BALANCE SHEET DATA
Money market investments                               $  528,195             $  684,540          $  399,320
Mortgage loans held-for-sale                            1,645,779              1,528,447           1,354,605
Trading securities, at fair value                       1,064,377              1,143,380           1,101,938
Securities held-to-maturity                               900,984              1,026,902           1,558,313
Securities available-for-sale                             728,795                346,318             182,374
Loans receivable, net                                     531,763                463,038             398,191
Total Assets                                            5,909,914              5,735,484           5,463,386
Stockholders' Equity                                      543,781                528,655             505,710

BOOK VALUE PER COMMON SHARE                            $     9.81             $     9.48          $     8.99

                                                       FOR THE SIX MONTHS ENDED JUNE 30,
                                                       ---------------------------------
                                                          2001                   2000
                                                       ----------             ----------
OPERATING DATA
Mortgage Loan Production                               $1,966,000             $1,602,000
Loan Servicing Portfolio                               $9,401,000             $8,242,000

                                                       FOR THE QUARTER ENDED JUNE 30,          FOR THE SIX MONTHS ENDED JUNE 30,
                                                       -------------------------------------------------------------------------
                                                        2001                   2000                2001                2000
                                                       ------                 ------              ------              ------
FINANCIAL RATIOS
Return on average assets:
Income before cumulative effect                         2.10%                  1.63%               2.06%               1.69%
Net Income                                              2.10%                  1.63%               2.27%               1.69%
Return on average common equity:
Income before cumulative effect                        26.94%                 22.76%              26.41%              23.55%
Net Income                                             26.94%                 22.76%              29.31%              23.55%
Common stock dividend payout ratio:
Income before cumulative effect                        19.23%                 21.74%              18.00%              19.57%
Net Income                                             19.23%                 21.74%              16.30%              19.57%

                                                       FOR THE QUARTER ENDED JUNE 30,          FOR THE SIX MONTHS ENDED JUNE 30,
                                                       -------------------------------------------------------------------------
                                                        2001                   2000                2001                2000
                                                       ------                 ------              ------              ------
CASH DIVIDENDS PER SHARE
Common                                                 $0.125                 $ 0.10              $0.225              $ 0.18
Convertible Cumulative Preferred                       $   --                 $   --              $   --              $20.00
Noncumulative Preferred, Series A                      $ 0.88                 $ 0.88              $ 1.76              $ 1.76
Noncumulative Preferred, Series B                      $ 0.52                 $   --              $ 1.04              $   --


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